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                                                                    Exhibit 4.12
                              CERTIFICATE OF TRUST

                                       OF

                              GT CAPITAL TRUST IV

     THIS CERTIFICATE OF TRUST of GT Capital Trust IV (the "Trust"), dated as of March 16, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ((S)) 3801 et seq.).

     1. Name. The name of the business trust being formed hereby is "GT Capital Trust IV".

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

     3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.




                                          WILMINGTON TRUST COMPANY
                                            not in its individual capacity
                                            but solely as Trustee


                                          By:   /s/ Patricia A. Evans
                                             ------------------------------
                                             Name: Patricia A. Evans
                                             Title: Financial Services Officer

                                                 /s/ Joel H. Gottesman
                                             ------------------------------
                                              Joel H. Gottesman, not in his
                                              individual capacity but solely
                                              as Regular Trustee

                                                 /s/ Phyllis A. Knight
                                             ------------------------------
                                              Phyllis A. Knight, not in her
                                              individual capacity but solely
                                              as Regular Trustee

                                                   /s/ Scott T. Young
                                             ------------------------------
                                              Scott T. Young, not in his
                                              individual capacity but solely
                                              as Regular Trustee